UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 25, 2005


                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 (State or other jurisdiction of incorporation)


         1-12815                                          N.A.
(Commission File Number)                (IRS Employer Identification No.)

         Polarisavenue 31
         2132 JH Hoofddorp
         The Netherlands                                  N.A.
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: 31-23-568-5660

                                      N.A.
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [ ] Written Communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)
         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)
         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On February 28, 2005, Chicago Bridge & Iron Company N.V. ("CB&I") issued a press release announcing a two-for-one stock split in the form of a stock dividend of one additional CB&I common share, with a nominal value of EUR 0.01, for each issued CB&I share. The additional shares will be distributed on or about March 31, 2005 to holders of record at the close of business on March 21, 2005. CB&I also announced that, effective after the two-for-one stock split, it will increase the interim dividend on its common shares by 50 percent from $0.02 to $0.03. The next interim dividend will be payable March 31, 2005 to shareholders of record March 21, 2005.

Item 9.01         Financial Statements and Exhibits.

               (c)         Exhibits

               (i)         Company Press Release dated February 28, 2005


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                CHICAGO BRIDGE & IRON COMPANY N.V.
                                By:      Chicago Bridge & Iron Company B.V.
                                Its:     Managing Director


Date:  February 28, 2005        By: /s/  Richard E. Goodrich
                                    ------------------------
                                    Managing Director